CERT. #	CLASS	NUMBER of SHARES	DATE of ISSUE
		SPECIMEN	

THIS CERTIFIES THAT SPECIMEN

of ______________________________ is the registered holder

of ______________________________ Share,

in the Capital of

MAINLAND RESOURCES INC.

CAPITAL STOCK: 10,000,000 common shares with a par value of $0.0001; paid and non-assessable

INCORPORATED IN THE STATE OF NEVADA

The shares represented by this certificate are transferable subject to the restrictions prescribed by the Articles of the Corporation. A copy of the full text thereof is obtainable on demand and without charge from the Corporation.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officer(s) this ______ day of ____________, 2007.

____

Vijesh Harakh, President, Secretary and Treasurer

The undersigned, for valuable consideration received, hereby transfers to

____
(transferee)

____
(number and class)

share(s) in the authorized capital of the within Corporation to hold unto the transferee, his heirs, administrators and assigns, subject to the Bylaws of the Corporation.

DATE ______________________________________

SIGNATURE _________________________________

WITNESS ___________________________________